Exhibit 99.2

Apple Inc.

Q3 2010 Unaudited Summary Data

	Q2 2010		Q3 2009		Q3 2010		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	971	$4,993	1,147	$4,474	1,358	$6,227	40%	25%	18%	39%
Europe	899	4,050	626	2,505	914	4,160	2%	3%	46%	66%
Japan	129	887	108	560	129	910	0%	3%	19%	63%
Asia Pacific	338	1,886	230	703	394	1,825	17%	- 3%	71%	160%
Retail	606	1,683	492	1,492	677	2,578	12%	53%	38%	73%

Total Operating Segments	2,943	$13,499	2,603	$9,734	3,472	$15,700	18%	16%	33%	61%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (1)	1,147	$1,532	849	$1,134	1,004	$1,301	- 12%	- 15%	18%	15%
Portables (2)	1,796	2,228	1,754	2,220	2,468	3,098	37%	39%	41%	40%

Subtotal CPUs	2,943	3,760	2,603	3,354	3,472	4,399	18%	17%	33%	31%

iPod	10,885	1,861	10,215	1,492	9,406	1,545	- 14%	- 17%	- 8%	4%
Other Music Related Products and Services (3)		1,327		958		1,214		- 9%		27%
iPhone and Related Products and Services (4)	8,752	5,445	5,208	3,060	8,398	5,334	- 4%	- 2%	61%	74%
iPad and Related Products and Services (5)	0	0	0	0	3,270	2,166	N/M	N/M	N/M	N/M
Peripherals and Other Hardware		472		340		396		- 16%		16%
Software, Service and Other Sales		634		530		646		2%		22%

Total Apple		$13,499		$9,734		$15,700		16%		61%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.

(4)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

(5)	Includes iPad sales, services, and Apple-branded and third-party iPad accessories.

N/M: Not Meaningful

K = Units in thousands

$M = Amounts in millions